Exhibit 99.1

Report of Independent Auditors

To the Shareholders
Medac Health Services, P.A.
Wilmington, North Carolina

We have audited the accompanying financial statements of Medac Health Services, P.A., which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medac Health Services, P.A., as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplemental Information

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedules of other operating expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the basic financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

/s/ LWBJ, LLP
West Des Moines, Iowa
July 16, 2015

MEDAC HEALTH SERVICES, P.A.

Balance Sheets
December 31, 2014 and 2013

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$721,693	$324,341
Patient accounts receivable, net (Note 2)	533,573	431,477
Receivable from related party (Note 8)	44,796	—
Prepaid insurance	4,383	19,746
Other current assets	5,036	6,943
Total current assets	1,309,481	782,507
Investment in real estate (Note 7)	155,172	155,172
Other assets, noncurrent	4,008	3,107
	159,180	158,279
Property and equipment:
Leasehold improvements	1,763,388	1,753,453
Furniture	217,230	213,812
Computer equipment	138,974	87,609
Medical equipment	233,204	189,862
Office equipment	144,920	144,855
Other equipment	121,885	32,339
	2,619,601	2,421,930
Less accumulated depreciation	1,648,713	1,428,072
	970,888	993,858
Total assets	$2,439,549	$1,934,644
Liabilities and shareholders’ equity
Current liabilities:
Line of credit (Note 3)	$—	$85,000
Current portion of capital lease obligations (Note 4)	14,744	34,504
Current maturities of long-term debt (Note 3)	138,848	61,648
Accounts payable	291,503	106,280
Accrued salaries, wages, and benefits	233,496	241,763
Other accrued expenses	202,669	193,379
Total current liabilities	881,260	722,574
Capital lease obligations, net of current portion (Note 4)	54,912	—
Long-term debt, less current maturities (Note 3)	731,530	870,378
Total liabilities	1,667,702	1,592,952
Contingency (Note 4)
Shareholders’ equity:
Common stock, $1 par value; 100,000 shares authorized; 1,200 shares issued and outstanding	1,200	1,200
Additional paid-in capital	71,913	71,913
Retained earnings	698,734	268,579
Total shareholders’ equity	771,847	341,692
Total liabilities and shareholders’ equity	$2,439,549	$1,934,644

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Statements of Income
For the years ended December 31, 2014 and 2013

	2014	2013
Patient service revenue, net (Note 2)	$6,575,495	$5,654,715
Service agreement revenue	1,759,207	1,705,199
Total operating revenues	8,334,702	7,359,914
Operating expenses:
Salaries and benefits	5,643,206	4,884,889
Shareholder salaries	165,439	442,921
Other operating expenses	1,960,789	1,712,275
	7,769,434	7,040,085
Total operating income	565,268	319,829
Other income (expense):
Interest income	3,914	3,607
Interest expense	(20,991)	(31,491)
Loss from investment in real estate (Note 7)	(3,020)	(1,770)
Other expense	(3,537)	(4,686)
	(23,634)	(34,340)
Net income	$541,634	$285,489

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Statements of Retained Earnings
For the years ended December 31, 2014 and 2013

Balance, December 31, 2012	$209,605
Distributions	(226,515)
Net income	285,489
Balance, December 31, 2013	268,579
Distributions	(111,479)
Net income	541,634
Balance, December 31, 2014	$698,734

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Statements of Cash Flows
For the years ended December 31, 2014 and 2013

	2014	2013
Operating activities
Net income	$541,634	$285,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	220,641	227,970
Loss on investment in real estate	3,020	1,770
Decrease (increase) in prepaid insurance	15,363	(1,466)
Decrease (increase) in patient and other receivables	(146,892)	122,927
Decrease (increase) in other assets	1,006	(5,144)
Increase (decrease) in accounts payable and accrued expenses	186,246	(162,264)
Net cash provided by operating activities	821,018	469,282
Investing activities
Purchases of property and equipment	(119,924)	(24,664)
Capital contributed to investment in real estate	(3,020)	(1,770)
Net cash used in investing activities	(122,944)	(26,434)
Financing activities
Proceeds from line of credit	—	65,000
Principal payments on line of credit	(85,000)	(115,000)
Principal payments on long-term debt and capital leases obligations	(104,243)	(110,849)
Distributions paid to shareholders	(111,479)	(226,515)
Net cash used in financing activities	(300,722)	(387,364)
Net increase in cash and cash equivalents	397,352	55,484
Cash and cash equivalents at beginning of year	324,341	268,857
Cash and cash equivalents at end of year	$721,693	$324,341
Supplemental disclosures
Interest paid	$22,610	$31,618
Non-cash investing and financing activity:
Medical equipment acquired through capital lease obligations	$77,747	$—

See accompanying notes.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

1. Summary of Significant Accounting Policies

Medac Health Services, P.A. (the “Company”) provides urgent healthcare services through four locations in North Carolina. The Company also provides occupational healthcare, workers’ compensation management services, and outsourced staffing services.

The accounting and reporting policies conform to accounting principles generally accepted in the United States of America and the prevailing practices within the healthcare industry. The significant accounting policies used in preparing and presenting the financial statements are summarized below.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considers its most significant estimates to be the collectability of accounts receivable, including the determination of the allowance for doubtful accounts and contractual adjustments. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all depository accounts at financial institutions to be cash and cash equivalents. At various times during the two years ending December 31, 2014, the Company maintained balances in excess of balances insured by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Patient Accounts Receivable, Net

Patient accounts receivable consist of amounts due from insurance companies and patients in the Wilmington, North Carolina area. The Company generally does not require collateral with the extension of credit; as such, the majority of its receivables are unsecured. Patient accounts receivable are recorded net of expected contractual adjustments and an allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts based on management’s assessment of collectability, current economic conditions, and prior experience. The Company determines if patient accounts receivable are past-due based on the service date; however, the Company does not charge interest on past-due accounts. The Company charges off patient accounts receivable if management considers the collection of the outstanding balances to be doubtful.

While management uses available information in estimating the Company’s allowances for contractual adjustments and doubtful accounts, changes in the reimbursable contract rates and the composition of the patient treatments could result in further changes in the carrying amounts of patient receivables. As such, it is reasonably possible that the estimated patient receivables may change materially in the near term. The amount of the change that is reasonably possible, however, cannot be estimated.

Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment which substantially increase the useful lives or values of existing assets are capitalized and subsequently depreciated. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, based on undiscounted cash flows. There were no impairment charges recorded for the years ended December 31, 2014 and 2013.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

1. Summary of Significant Accounting Policies - (continued)

Patient Service Revenue, Net

The Company has agreements with various third-party payers that provide for payments to the Company at amounts different from its established rates. New patient revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payers, at the time services are rendered. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered, and adjusted in future periods as final settlements are determined.

Service Agreement Revenue

The Company leases certain employees to a staffing service under an agreement in exchange for a fee. Administrative services are also provided to the staffing service under the agreement for a monthly fee. Revenue related to the agreement is recorded during the period when the services are completed.

Advertising

Advertising costs are charged to operations when incurred and totaled $166,237 and $95,391 for the years ended December 31, 2014 and 2013, respectively.

Professional Liability Insurance

The Company maintains insurance for protection from losses resulting from professional liability claims. The policy covers the first $1,000,000 per claim and $3,000,000 in the aggregate annually.

Income Taxes

The Company, with the consent of its shareholders, has elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporate income taxes, the shareholders separately account for their pro rata shares of items of the Company’s income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740-10-50-15, Unrecognized Tax Benefit Related Disclosures, the Company assesses its tax positions to determine if any positions are uncertain. The Company has analyzed its filing positions open to review and believes all significant positions have a “more-likely-than-not” likelihood of being upheld based on technical merits. The Company is open to audit by various taxing authorities for the prior three years.

2. Patient Service Revenues, Net

The Company has agreements with governmental and other third-party payers that provide for payments to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the differences between the Company’s billings at established rates for services and amounts reimbursed by third-party payers. A summary of the basis of reimbursement with major third-party payers is as follows:

•	Medicare — Services rendered to Medicare program beneficiaries are recorded at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors.
•	Commercial and health maintenance organization (“HMO”) — The Company has entered into agreements with certain commercial insurance carriers, HMOs, and preferred provider organizations. Billing methodologies under these agreements include discounts from established charges and prospectively determined rates.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

2. Patient Service Revenues, Net - (continued)

Below is a summary of patient service revenues for the years ended December 31:

	2014	2013
Gross patient service revenue	$10,677,700	$9,582,173
Provision for contractual adjustments	(4,102,205)	(3,927,458)
Patient service revenue, net	$6,575,495	$5,654,715

A summary of patient accounts receivable as of December 31 is as follows:

	2014	2013
Patient accounts receivable	$889,288	$719,128
Estimated allowance for contractual adjustments and doubtful accounts	(355,715)	(287,651)
Patient accounts receivable, net	$533,573	$431,477

3. Debt

Line of Credit

The Company has a $200,000 revolving line of credit with a bank. Interest is payable monthly at the daily LIBOR rate plus 2.20% (2.38% and 2.36% at December 31, 2014 and 2013, respectively), adjusted daily, through June 2016. At December 31, 2014 and 2013, $0 and $85,000 was borrowed on the line, respectively. Borrowings under the line are secured by substantially all assets of the Company.

Long-Term Debt

Long-term debt consists of the following at December 31:

	2014	2013
Promissory note requiring monthly principal payments of $3,830 plus interest at the 1 month LIBOR plus 2.20% (2.35% at December 31, 2014), with balance due November 2016.(a)	$777,490	$823,450
Promissory note requiring monthly payments of $1,544 including interest at 4.30%, with balance due August 2015.(b)(c)	92,888	108,576
	870,378	932,026
Less current maturities	138,848	61,648
Long-term debt, excluding current maturities	$731,530	$870,378

(a)	This loan is secured by substantially all assets of the Company.
(b)	This loan is secured by certain property as described in Note 7.
(c)	The Company adopted FASB Accounting Standards Update (“ASU”) No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date, which prescribes the accounting for joint and several liability arrangements. This guidance requires an entity to measure its obligation resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. Based on the agreement with the partners in the unincorporated joint venture described in Note 7, the Company has recognized one-third of the promissory note in the financial statements, which represents the amounts the Company with the other borrowers agreed to pay, and the amounts the Company expects to pay.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

3. Debt - (continued)

Aggregate maturities of long-term debt are as follows:

Year ending December 31,
2015	$138,848
2016	731,530
$870,378

4. Lease Commitments

Capital Lease Commitments

The Company leases certain medical equipment under capital lease arrangements. Cost of the equipment under the capital lease was $77,747 and $234,765 as of December 31, 2014 and 2013, respectively. Accumulated amortization related to the leased assets was $9,406 and $206,304 as of December 31, 2014 and 2013, respectively. Amortization expenses related to the leased assets are included within depreciation expense.

The following is a schedule of the future required payments under capital lease agreements:

Year ending December 31,
2015	$17,023
2016	17,023
2017	17,023
2018	17,023
2019	7,438
Total	75,530
Less amount representing interest	5,874
Present value of minimum lease payments	69,656
Less current portion	14,744
Long-term capital lease obligation	$54,912

Operating Leases

The Company leases office space for one of its locations from Seamist Management, LLC (“Seamist”), which is owned by the same shareholders of the Company, under an operating lease expiring in December 2015. Rent paid to Seamist was $152,864 and $148,412 for the years ended December 31, 2014 and 2013, respectively.

The Company is a co-borrower on two term loans that financed the building held by Seamist. The loans are secured by the building as well as substantially all assets of the Company and have a floating interest rate at the 1-month LIBOR plus 2.20% and mature in December 2016. At December 31, 2014 and 2013, the remaining principal balance was approximately $4,566,000 and $4,833,000, respectively.

In addition to the Company, Seamist leases portions of the building to unrelated parties. If the unrelated parties become delinquent on payments or do not renew their leases, Seamist could become delinquent on the loans, and the Company may be required to assume payment of the loans. As of December 31, 2014, the Company does not expect to be responsible for any future loan payments related to Seamist.

The Company has elected to apply FASB ASU No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, which provides an elective accounting alternative for private companies to forego the application of the variable interest entity (“VIE”) guidance to certain lessor legal entities under common control. As such, Seamist is not reflected in these financial statements as a VIE.

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

4. Lease Commitments - (continued)

In addition, the Company leases office space and various office equipment for its other two locations under noncancelable operating leases expiring through June 2025. Rental expense on these leases was $242,072 and $260,000 for the years ended December 31, 2014 and 2013, respectively.

Following is a schedule of the future minimum lease payments required under operating lease agreements:

Year ending December 31	Related Party	Other	Total
2015	$157,449	$262,523	$419,972
2016	—	265,973	265,973
2017	—	272,498	272,498
2018	—	275,571	275,571
2019	—	106,640	106,640
Thereafter	—	625,513	625,513
	$157,449	$1,808,718	$1,966,167

5. Retirement Plan

The Company maintains a 401(k) Profit Sharing Plan, under which eligible employees can defer up to the lesser of 90% of their compensation or the maximum amount allowed by law. Matching contributions are made at the discretion of the Company’s Board of Directors. The Company’s contributions are $76,242 and $46,045 for the years ended December 31, 2014 and 2013, respectively.

6. Concentrations of Credit Risk

The Company grants credit without collateral to its patients, which consist primarily of local residents which are insured under third-party payer agreements. Significant concentrations of gross patient receivables as of December 31 and gross patient revenues for the years ended December 31 are as follows:

	2014		2013
	Revenues	Receivables	Revenues	Receivables
Blue Cross/Blue Shield	17%	25%	14%	21%
Medicare	5%	16%	6%	11%
United Healthcare	3%	11%	6%	12%

MEDAC HEALTH SERVICES, P.A.

Notes to Financial Statements
December 31, 2014

7. Investment in Real Estate

The Company has a one-third interest in an unincorporated joint venture. The Company accounts for its investment using the equity method. During the years ended December 31, 2014 and 2013, the Company contributed capital of $3,020 and $1,770 to the investee, respectively, and recognized $3,020 and $1,770 of investee loss, respectively. Condensed financial information for the joint venture as of and for the years ended December 31 is as follows:

	2014	2013
Assets:
Land and improvements	$465,516	$465,516
Liabilities and equity:
Accrued expenses	$4,802	$4,802
Equity	460,714	460,714
Total liabilities and equity:	$465,516	$465,516
Net loss	$9,060	$5,310

Subsequent to year-end, the Company’s interest in the unincorporated joint venture was distributed to the shareholders of the Company.

8. Related Party Transactions

The Company has entered into an administrative and staffing agreement with ECEP II, P.A. (“ECEP”) for the purpose of leasing certain Company staff to area medical facilities. Certain shareholders of the Company are also shareholders of ECEP. The Company provides administrative support to ECEP in exchange for a monthly fee, as well as staffing in exchange for a fee dependent on the number of hours and staff levels provided. Revenues recognized from ECEP for the years ended December 31, 2014 and 2013 are $1,759,207 and $1,705,199, respectively. As of December 31, 2014, the Company has a receivable from ECEP of $44,796 related to the reimbursement of expenses.

Additionally, see Note 4 for description of relationship and transactions with Seamist.

9. Subsequent Events

The Company evaluated all subsequent events through July 16, 2015, the date the financial statements were available to be issued.

MEDAC HEALTH SERVICES, P.A.

Schedules of Other Operating Expenses
For the years ended December 31, 2014 and 2013

	2014	2013
Advertising	$166,237	$95,391
Billing	150,877	140,258
Building and equipment rent	396,576	381,155
Depreciation	220,641	227,970
Dues, licenses, and memberships	25,306	27,890
General and administrative	319,618	240,569
Insurance	30,275	31,358
Laboratory fees	135,637	124,193
Medical library	429	45
Medical supplies	181,541	159,609
Medical wastes	3,089	3,059
Pharmaceuticals	155,363	114,362
Professional fees	45,231	43,342
Repairs and maintenance	54,036	38,634
Utilities	68,463	71,960
X-ray	7,470	12,480
	$1,960,789	$1,712,275

See accompanying notes.